UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)    July 10, 2013
BLYTH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13026 (Commission File Number)	36-2984916 (IRS Employer Identification No.)

One East Weaver Street, Greenwich, Connecticut 06831
(Address of Principal Executive Offices)      (Zip Code)
Registrant's Telephone Number, including Area Code (203) 661-1926
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
 ☐ Written communications pursuant to Rule 425 under the Securities Act
 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.02.	Termination of a Material Definitive Agreement.

On July 10, 2013, Blyth, Inc. (the “Company”) completed the previously announced redemption of all of its outstanding $71,775,000 aggregate principal amount of Senior Notes (the “Senior Notes”). On May 10, 2013, the Company completed the sale of $50,000,000 aggregate principal amount of its 6.00% Senior Notes due 2017 and used the proceeds from the sale of those notes, together with available cash, to redeem the outstanding Senior Notes.

The completion of the redemption discharges the Indenture, dated as of May 20, 1999 (the “Indenture”), between the Company and First Union National Bank, predecessor to U.S. Bank National Association, as Trustee, and the Second Supplemental Indenture (the “Second Supplemental Indenture”) dated as of October 23, 2003 between the Company and Wachovia Bank, National Association, predecessor to U.S. Bank National Association, as Trustee. The Indenture was filed as Exhibit 4 to the Company's Registration Statement on Form S-3 (Reg. No. 333-77721) filed on May 4, 1999 and the Second Supplement Indenture was filed as Exhibit 4.1 to the Company's Current Report on Form 8-K filed on October 22, 2003.

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The information described above under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.

The information described above under Item 1.02 of this Current Report on Form 8-K is incorporated herein by reference.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLYTH, INC.

Date: July 10, 2013	By: /s/ Michael S. Novins__________
Name: Michael S. Novins Title: Vice President and General Counsel